Ex-99(j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 27, 2017, relating to the financial statements and financial highlights, which appears in MyDestination 2015 Fund, MyDestination 2025 Fund, MyDestination 2035 Fund, MyDestination 2045 Fund, MyDestination 2055 Fund, Conservative Allocation Fund, Balanced Allocation Fund, Growth Allocation Fund, Aggressive Allocation Fund, Money Market Fund, Low-Duration Bond Fund, Medium-Duration Bond Fund, Extended-Duration Bond Fund, Inflation Protected Bond Fund, Global Bond Fund, Defensive Market Strategies Fund, Equity Index Fund, Global Real Estate Securities Fund (formerly, Real Estate Securities Fund), Value Equity Fund, Growth Equity Fund, Small Cap Equity Fund, International Equity Index Fund, International Equity Fund, Emerging Markets Equity Fund and Global Natural Resources Equity Fund’s (constituting GuideStone Funds) Annual Report on Form N-CSR for the year ended December 31, 2016. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

April 27, 2017